Exhibit 10.111

                                    AGREEMENT

         AGREEMENT made this 11th day of November, 1998, by and between PLAY CO. TOYS & ENTERTAINMENT CORP. ("Play Co."), a Delaware corporation, having a principal place of business at 550 Rancheros Drive, San Marcos, California 92069 and ZD GROUP L.L.C. ("ZD"), a New York limited liability company, having an address at Suite 1602, 1410 Broadway, New York, New York 10018.

                                R E C I T A L S :

     A. Play Co. is the owner and operator of a chain of retail toy stores which is currently expanding by the opening of new stores.

     B. Play Co. has insufficient credit in the market to obtain sufficient merchandise to properly stock all of its stores in order to generate the maximum potential.

     C. Play Co. believes that if it could obtain an additional $700,000 over its current credit line, credit lines would open, it would be able to purchase and pay for merchandise on a prompt basis thus permitting Play Co. to maximize the potential of its stores.

     D. Play Co. can only obtain secured financing, which is not available to it because of the prior lien of FINOVA Capital, however, if the loan is secured by a third party it can be obtained.

     E. Play Co. cannot obtain a stand-by letter of credit in the amount of $700,000 without collateral of an equal amount.

     F. ZD is prepared to provide Play Co. with a $700,000 stand-by letter of credit to be used to secure such loan but only on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained the parties agree as follows:

     1. All of the Recitals are incorporated in the body of this Agreement as if more fully set forth herein.

     2. Issuance of Letter of Credit:

               2.1. Subject to the terms and conditions of this Agreement, ZD shall cause to be delivered to Play Co. a $700,000 Stand-By Letter of Credit from a bank or a financial institution acceptable reasonably to Play Co. upon such terms and conditions as are satisfactory to ZD as soon as practicable after the signing of this Agreement (the date on which the L/C is delivered and accepted shall be the Closing Date). The L/C shall extend from the date of issuance for a period of three
          (3) years.

               2.2. Play Co. agrees to use the L/C to secure a loan to be made to it by a financial institution for the purpose of obtaining funds to assist it in purchasing merchandise to stock its stores and for general operating purposes.

               2.3. The L/C shall be assignable and transferable to any lender lending to $700,000 or at the option of Play Co. the L/C shall name as beneficiary said lender and shall be in such reasonable form as said lender requires.



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               2.4. In the event the L/C is called by the lender or any assignee thereof Play Co. shall forthwith and upon demand repay to ZD an amount equal to the sums paid by the issuing bank or financial institution on the L/C or at ZD's request Play Co. shall promptly pay to the issuing bank or financial institution the amount paid by such issuing bank on the L/C. Play Co. shall also pay to ZD upon demand any fees, charges, expenses, attorneys' fees and the like incurred by ZD or the issuing bank at the time of such draw on the L/C.

     3. Guarantee Fee:

               3.1. As compensation to ZD for posting the L/C, ZD shall, for the Payment Period receive one-third of "four wall" profits on three stores planned to be opened by Play Co. on or after November 10, 1998. ZD shall advise Play Co. in writing on or prior to December 31, 1998 of which three new stores it desires to participate in profits.

                    3.1.1. "Payment Period" shall mean for each such store selected the length of the current lease plus any renewals thereof, but in no event after the end of Fiscal Year 2013.

                    3.1.2 In the  event  any one of the  stores  closes  for any reason, ZD shall have the right to select another store in its place and shall promptly advise Play Co. thereof, except where such closing was due to the affirmative act of Play Co., in exercising a performance clause in the lease..

               3.2. "Four wall" profits shall mean store profit before depreciation and amortization but shall include a pro-rata share of corporate cash overhead expenses, excluding depreciation and amortization plus interest computed by dividing said sum by the total number of stores then operated by Play Co. The Guarantee Fee shall be computed monthly commencing with April 1999 and monthly thereafter and shall be due and payable on the 30th day of the succeeding month, thus the first payment of the Guarantee Fee will be due on May 30th for April 1999 "four wall" profits. The monthly fee shall be reasonably estimated by Play Co. based on "four wall" profits. Play Co.'s outside certified public accountant shall annually at the end of each Play Co. fiscal year, applying generally accepted accounting principles in a consistent manner certify as to sums due to ZD. All additional sums due and owing will be paid by Play Co. to ZD within forty-five (45) days subsequent to the end of Play Co.'s fiscal year. At the time of payment an accounting shall be provided by Play Co. to ZD setting forth how the amount is computed. If ZD does not contest the amount and the computations thereof within twenty (20) days of receipt thereof said computations shall be final, binding and conclusive upon both parties absent actual fraud. In the event ZD contests the amount computed to be due, ZD shall give written notice thereof to Play Co. setting forth its reasons, Play Co. shall forthwith deposit with ZD any amount it admits to be due and the balance shall be subject to arbitration under the rules of the American Arbitration Association, which arbitration shall take place in the City and State of New York, the cost to be shared equally between the parties.

     4. Representations and Warranties of Play Co.:

               4.1. Play Co. hereby warrants and represents to ZD that:

                    4.1.1 Play Co. is a corporation  duly  organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted and is qualified as a foreign corporation in each jurisdiction where the failure to do so would have a material adverse effects on its business;



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                    4.1.2.  All  corporate  action on the part of Play Co.,  its
               officers  and   directors   necessary   for  the   authorization,
               execution, delivery of performance of all obligations of Play Co. under this Agreement and the Exhibits have been taken;

                    4.1.3. Play Co. is not in material default under any other loan agreement with any third party lender which has been acted upon by such lender.

               4.2. So long as the Guarantee Fee is due, ZD shall have the right to nominate and appoint one-third of Play Co.'s Board of Directors. Such nomination and appointment shall be made in writing by ZD addressed to Play Co. and the Chairman of its Board of Directors.

     5. Miscellaneous:

               5.1. Entire Agreement: Except as specifically referenced herein this Agreement and the Exhibits constitute the entire agreement between the parties concerning the subject matter hereof. Any previous agreements relating to the transactions herein set forth are superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective parties, their successors and assigns.

               5.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               5.3. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Survival: The warranties and representations of Play Co. shall survive the execution and delivery of this Agreement and closing hereunder.

     7. Default: The occurrence of one or more of the following events shall, at the sole election of ZD, constitute an Event of Default hereunder:

               7.1. Non-payment of any sums due pursuant to this Agreement when due.

               7.2. The entry of a decree or order by a court having jurisdiction adjudging Play Co. a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Play Co. under the Federal Bankruptcy Code or any other applicable federal or state law or the appointment of a receiver, liquidator, assignee or trustee of Play Co. or any substantial portion of its property or ordering the winding up or liquidation of its affairs and the continuance of such decree or order unstayed and in effect for a period of thirty (30) consecutive days.

               7.3. The institution by Play Co. of proceedings to be adjudicated a bankrupt or insolvent or the consent by it to the institution of bankruptcy or insolvency proceeding against it or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee or trustee for all or any part of its profit or the making by it of an assignment for the benefit of creditors.

               7.4. Default in the obligation of Play Co. to any other party including, but not limited to, FINOVA Capital Corporation for borrowed money which shall continue for a period of three (3) days after the expiration of any "cure period" and is acted upon by said lender.



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               7.5.  At the option of ZD and without  demand,  in the event of a default as set forth above, all principal and other unpaid sums shall be immediately due and payable.

     8. Notice: All notices and demands by any party hereunder must be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or a prepaid telex, facsimile, telecopier or other method of electronic communication or by recognized overnight carrier as follows:

To Play Co.:                                 Play Co. Toys & Entertainment Corp.
                                             550 Rancheros Drive
                                             San Marcos, California  92069
                                             Attention:  Mr. James Frakes

To ZD:                                       ZD Group L.L.C.
                                             1410 Broadway - #1602
                                             New York, New York  10018
                                             Attention:  Mr. Ilan Arbel

With copies of all notices to:               Todtman, Nachamie, Spizz &
                                              Johns, P.C.
                                             425 Park Avenue
                                             New York, New York  10022
                                             Attention:  Barton Nachamie, Esq.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and executed the day and year first above written.

                                             PLAY CO. TOYS & ENTERTAINMENT CORP.


                                           By___________________________________


                                              ZD GROUP L.L.C.


                                            By__________________________________